Meet the Drapers #12 Semifinal | Salone Monet, Irrigreen, Boxabl, & Digibuild with Scott Parazynski

1,002,294 views•Apr 24, 2021

Disclaimer regarding BOXABL:

BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. A COPY OF OUR PRELIMINARY OFFERING CIRCULAR MAY BE OBTAINED HERE,

https://www.sec.gov/Archives/edgar/da...

Transcript

[Music]

31:14

- Our final semifinalists.

31:18

we have Galiano at Boxabl.

31:20

Galiano, go ahead.

31:22

Give us your pitch.

31:23

Hey guys, Galiano here from Boxabl.

31:26

Thank you for reconsidering.

31:27

I understand you've been

31:28

pitched modular construction before.

31:30

This is different.

31:31

We have changed everything.

31:33

We've fixed everything.

31:34

We've engineered these buildings

31:35

to handle weather worldwide.

31:37

That means they are resistant

31:38

to water, earthquake, wind, and fire.

31:42

If you take a look over here,

31:43

you'll see some wall panels.

31:45

So let me just show you.

31:48

This is just (flame crackling drowns speaker).

31:53

- What? (laughs)

31:55

Oh, that's hilarious (laughs).

31:59

- So you can see that's pretty cool.

32:01

It doesn't burn.

32:02

It's also very strong.

32:05

(hammer sniffling)

32:06

(Tim laughing)

32:07

(hammer sniffling)

32:10

That's not that hardcore.

32:11

So let me let take a whack

32:12

at it with this one.

32:13

This is just the wall panel, guys.

32:15

(hammer sniffling)

32:18

- Oh, I love this show.

32:21

(laughs)

32:23

- Like I said,

32:24

this is not like other buildings.

32:26

One other thing I wanted to mention,

32:27

you guys had said that this might be

32:28

too capital intensive of a business.

32:30

In fact, it's not.

32:32

What the plan is here

32:33

is that we will set up factory

32:35

what we will learn everything.

32:37

We will get the process figured out.

32:39

We'll wrap it up.

32:40

We'll put a bow on it.

32:41

Right now, I have over 100 partners

32:42

all around the world

32:44

who want Boxabl factories in the US

32:46

and in their country.

32:47

So we're gonna turn this

32:48

into a factory franchise model.

32:50

We're gonna sit in the Boxabl mothership.

32:52

We're gonna keep doing R & D

32:54

on the manufacturing process, the product,

32:56

we're gonna push that out

32:57

to all our partner factories.

32:58

And it's gonna become more

33:00

of a logistics company in the end.

33:02

- Fantastic Galiano.

33:04

That was so fun.

33:05

So you described something

33:08

and I'm thinking that

33:09

it may change your model significantly.

33:11

You are having other people

33:14

set up the factories.

33:17

How does the economic model work?

33:19

- They're gonna pay us

33:21

a percentage of the gross.

33:22

We're also gonna sell them

33:24

some of the raw materials

33:25

that they're more a specialty raw materials.

33:27

We're gonna sell them the equipment.

33:29

And it's just a great way

33:31

to be able to grow the company

33:32

and scale really fast.

33:34

- So now that's the factory.

33:35

And you guys are gonna manage the factories

33:38

and kind of operate them as franchises.

33:41

And then what's the unit economics of the house.

33:43

How much does it cost to make them?

33:46

And how much do you sell them for?

33:49

- We have a building system,

33:50

it's gonna grow

33:51

but the initial product, the Casita

33:52

is gonna cost us around 30,000

33:54

and we're gonna sell it for 50,000.

33:57

Once we start adding automation

33:58

the costs is going to go down and down.

34:00

All our principals are pushing us

34:01

in the right direction with costs.

34:02

- I think the difference between a big success

34:05

and maybe a moderate success will be

34:09

if you get end consumers

34:11

to pay you upfront,

34:13

you put a wait list together

34:15

and you charge them all 80% upfront.

34:17

You can then ride their money.

34:19

- In fact, we've already done that.

34:21

We have over a billion dollars in pre-orders

34:23

about 10% of those people

34:24

have paid us a deposit,

34:26

anywhere from $100 up to the full price.

34:29

The full 50,000 has been paid up front.

34:31

We also have a $10 million contract

34:32

from the federal government.

34:34

- Cool, well, Galiano I've got to say

34:36

that's the most entertaining investor pitch

34:38

I've ever seen in my life.

34:40

That was awesome.

34:41

Thank you for that.

34:42

- This is a TV show after all.

34:43

- When I first heard you describe this,

34:46

I thought FEMA, disaster relief.

34:48

I mean, the government,

34:50

I'm glad to hear you're working

34:51

with the federal government,

34:53

but are you also

34:56

working with other governmental agencies internationally?

35:00

The use cases for this product are endless,

35:02

disaster relief is a huge one.

35:04

I fully expect FEMA

35:05

to be a huge customer.

35:07

We have a lot of governments in on this

35:09

from countries all around the world

35:11

and different states in the US

35:12

and the federal governments.

35:14

People are looking at this,

35:15

and they're saying,

35:16

"These guys have figured it out.

35:17

These guys have figured out

35:18

how to solve worldwide housing shortages."

35:22

- How much of an investment

35:25

have you needed for the whole thing?

35:28

And how much do you project that you'll need?

35:31

- To date, we've spent $2 million of our own money.

35:35

Then we just raised

35:36

almost 5 million in the CF Brown

35:38

but we were only allowed

35:39

to keep 2 million out of that

35:40

because of the rules.

35:42

So now we're entering into

35:43

a new type of crowdfund offering

35:45

and in a separate accredited offering to try

35:48

and raise the max for the reg A plus.

35:51

And that will be $15 million

35:52

We can get going

35:53

with about half of that.

35:54

I am trying to raise double

35:56

so that we have room to breathe,

35:58

room for mistakes

35:59

and room to upgrade the process

36:01

and the equipment.

36:02

- This is fantastic.

36:03

What a great way to finish the show.

36:07

We think you'd really are great.

36:09

You're a great hero.

36:10

Great things are gonna happen around you.

36:14

I love the demonstration

36:15

of the flame thrower

36:17

and the sledgehammer.

36:20

So thank you.

36:21

And thank you for being on "Meet the Drapers."

36:23

We appreciate all heroes.

36:25

- All right, we'll see what happens.

36:26

Thank you for bringing me back.

36:27

I hope your were entertained. - You got it.

36:30

- [Announcer] We'll be right back on "Meet the Drapers."

36:38